EXHIBIT A

Transactions in Shares of Common Stock
Within Past 60 Days

Trade Type	Trade Date	Quantity	Price ($)

SELL	April 22, 2003	1,000	$10.42 per share

SELL	April 23, 2003	7,500	$10.13 per share

SELL	April 30, 2003	3,000	$10.82 per share

SELL	May 1, 2003	1,200	$10.78 per share

SELL	May 2, 2003	1,900	$10.93 per share

SELL	May 5, 2003	2,000	$10.90 per share

SELL	May 6, 2003	10,000	$10.83 per share

SELL	May 6, 2003	4,500	$10.85 per share

SELL	May 7, 2003	3,000	$10.89 per share

SELL	May 8, 2003	4,600	$11.04 per share

SELL	May 9, 2003	6,100	$11.43 per share

SELL	May 12, 2003	1,000	$11.14 per share

SELL	May 13, 2003	5,000	$11.10 per share

SELL	May 13, 2003	400	$11.13 per share

SELL	May 14, 2003	2,500	$11.06 per share

SELL	May 15, 2003	1,100	$11.25 per share

SELL	May 16, 2003	3,500	$11.10 per share

SELL	May 19, 2003	1,600	$11.08 per share

SELL	May 20, 2003	500	$11.22 per share

SELL	May 21, 2003	2,300	$11.33 per share

SELL	May 22, 2003	3,900	$11.33 per share

SELL	May 23, 2003	2,200	$11.37 per share

SELL	May 27, 2003	800	$11.42 per share

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